UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Adverum Biotechnologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On May 10, 2021, Adverum Biotechnologies, Inc. issued the following press release:

Adverum Issues Statement Regarding Upcoming Annual Meeting of Stockholders

Redwood City, CA – May 10, 2021 – Adverum Biotechnologies Inc. (“Adverum”) (NYSE: ADVM), a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases, today issued the following statement regarding the Annual Meeting of Stockholders (“Annual Meeting”) scheduled for May 12, 2021:

On May 5, 2021, Jean Bennett, MD, PhD, one of the nominees on The Sonic Fund II, L.P.’s (“Sonic”) slate of director candidates standing for election at the Annual Meeting, reached out to Laurent Fischer, M.D., Chief Executive Officer of Adverum, and notified him that she was uncomfortable serving as a member of the Board of Directors of Adverum.

In a follow-up conversation on May 6, 2021, Dr. Bennett stated to Dr. Fischer that she intends to alert Lawrence Kam, principal of Sonic, that she will withdraw her candidacy.

Adverum has not had a conversation with Dr. Bennett since May 6, 2021. The Company waited to disclose this material information as long as possible in order to give Dr. Bennett the courtesy to disclose it herself. Additional information on this matter will have to come from Sonic.

Adverum is laser focused on conducting a thorough review of data from the ADVM-022 program, and patient safety remains its top priority.

Advisors

Cooley LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors, and Centerview Partners LLC is serving as financial advisor to Adverum.

About Adverum Biotechnologies

Adverum Biotechnologies (Nasdaq: ADVM) is a clinical-stage gene therapy company targeting unmet medical needs in serious ocular and rare diseases. Adverum is advancing the clinical development of its novel gene therapy candidate, ADVM-022, as a one-time, intravitreal injection for the treatment of patients with neovascular or wet age-related macular degeneration and diabetic macular edema. For more information, please visit www.adverum.com.

Important Information
Adverum Biotechnologies, Inc. (“Adverum”) has filed a definitive proxy statement and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Adverum’s 2021 Annual Meeting (the “Proxy Statement”). Adverum, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of Adverum’s directors, executive officers and employees and their respective interests in Adverum by security holdings or otherwise is set forth in the Proxy Statement. Details concerning the nominees of Adverum’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF ADVERUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE ADVERUM’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the Proxy Statement and other relevant documents filed by Adverum free of charge from the SEC’s website, www.sec.gov. Stockholders may also contact Innisfree M&A Incorporated with questions or requests for additional copies of the proxy materials by calling toll free at (877) 750-9496.

Investor Relations Contact

Myesha Lacy
Vice President, Investor Relations and Corporate Communications
Adverum Biotechnologies, Inc.
T: 650-649-1257
E: mlacy@adverum.com

Or

Scott Winter / Gabrielle Wolf
Innisfree M&A Incorporated
T: 212-750-5833

Media Contact

Andrea Cohen
Sam Brown Inc.
T: 917-209-7163
E: andreacohen@sambrown.com

Or

Dan Moore
Joele Frank, Wilkinson Brimmer Katcher
T: 212-355-4449